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EXHIBIT 23.1

[MCGLADREY & PULLEN LOGO]
Certified Public Accountants

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of First Busey Corporation on Form S-8 of our report, dated February 7, 2003, included in and incorporated by reference in the Annual Report on Form 10-K of First Busey Corporation for the year ended December 31, 2002.

/s/ McGladrey & Pullen, LLP

Champaign, Illinois
March 12, 2003

McGladrey & Pullen, LLP is an independent member firm of RSM International, an affiliation of independent accounting and consulting firms.

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